UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2023

Dror Ortho-Design, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51783	85-0461778
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Shatner Street 3 Jerusalem, Israel	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +972 (0)74-700-6700

Novint Technologies, Inc.
100 Merrick Road–Suite 400W, Rockville Center, NY, 11570

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 14, 2023, Dror Ortho-Design, Inc. (the “"Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain investors (together with the investors in the Second Closing (as defined below), collectively, the “Investors”), pursuant to which the Company sold (1) shares of its common stock, par value $0.0001 per share (the “Common Stock”) and Series A Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), or a combination thereof, at an effective purchase price of $0.011 per share of Common Stock sold or into which each share of Preferred Stock sold is convertible and (2) five-year warrants to acquire shares of Common Stock at an exercise price of $0.033 per share (the “Warrants”) in a private placement (the “Private Placement”). On September 13, 2023, pursuant to Section 2.1 of the Securities Purchase Agreement, the Company sold an additional 181,818.17 shares of Preferred Stock and 18,181,817 Warrants to certain Investors (the “Second Closing”). The Company received aggregate gross proceeds of $200,000 in the Second Closing.

The Investors who participated in the Second Closing are also party to the Registration Rights Agreement, dated as of August 14, 2023, between the Company and the Investors (together with all attachments and exhibits thereto, as each may be amended or modified from time to time, the “Registration Rights Agreement”), pursuant to which the Company has agreed to register, among other registrable securities (as further described in the Registration Rights Agreement), on Form S-1 (or, if the Company is then eligible, on Form S-3) with the Securities and Exchange Commission (the “SEC”) (i) the shares of Common Stock sold in the Private Placement, (ii) the shares of Common Stock underlying the shares of Preferred Stock and (iii) the shares of Common Stock underlying the Warrants, in each case, including those sold in the Second Closing, in addition to certain other securities.

For more information about the Private Placement and related transactions, see the Company's Current Report on Form 8-K filed with the SEC on August 14, 2023 (the “Super 8-K”), the relevant portions of which are incorporated herein by reference. The foregoing descriptions of the Securities Purchase Agreement, the Preferred Stock, the Registration Rights Agreement, and the Warrants do not purport to be complete and are qualified in their entirety by reference to the complete text of (i) the Securities Purchase Agreement, which is filed as Exhibit 10.11 to the Super 8-K, (ii) the Certificate of Designations of the Preferred Stock, which is filed as Exhibit 3.2 to the Super 8-K, (iii) the form of Warrant, which is filed as Exhibit 4.1 to the Super 8-K, and (iv) the form of Registration Rights Agreement, which is filed as Exhibit 10.12 to the Super 8-K, each of which is incorporated herein by reference.

The shares of Common Stock and Preferred Stock sold in the Private Placement were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Regulation S of the Securities Act and/or Section 4(2) of the Securities Act and Regulation D promulgated under that section. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares and other securities contain a legend stating the restrictions applicable thereto.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Report is incorporated by reference into this Item 3.02.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eliyahu (Lee) Haddad

Dated: September 18, 2023	By: /s/ Eliyahu (Lee) Haddad
Name: Eliyahu (Lee) Haddad
Title: Chief Executive Officer